Mannatech Reports Second Quarter End 2022 Financial Results

(FLOWER MOUND, Texas) August 12, 2022 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2022.

Second Quarter End Results

Second quarter net sales for 2022 were $35.0 million, a decrease of $7.5 million, or 17.7%, as compared to $42.5 million in the second quarter of 2021. Our net sales declined 11.3% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $2.7 million, mostly due to the decline of the Korean Won and Japanese Yen. During the second quarter, logistics in Hong Kong improved, and we were better able to deliver products to our customers. However, during the quarter, supply chain constraints worldwide continued to impact our sales. We have experienced a shortage of an ingredient used in some core products, and we have begun to move forward with our manufacturing partners with an alternative.

Second quarter operating income for 2022 was $0.9 million as compared to $2.0 million for the second quarter of 2021.

Net income was $0.7 million, or $0.34 per diluted share, for the second quarter of 2022, as compared to net income of $2.1 million, or $0.99 per diluted share, for the second quarter of 2021.

For the three months ended June 30, 2022, overall selling and administrative expenses decreased by $0.7 million to $6.9 million, as compared to $7.6 million for the same period in 2021. The decrease in selling and administrative expenses consisted of a $0.4 million decrease in marketing costs, a $0.1 million decrease in contract labor costs, a $0.1 million decrease in warehouse costs and a $0.1 million decrease in payroll costs.

For the three months ended June 30, 2022, other operating costs decreased by $0.6 million to $4.9 million, as compared to $5.4 million for the same period in 2021. The decrease in operating costs was primarily due to a $0.2 million decrease in credit card fees, a $0.2 million decrease in bad debt expense, a $0.1 million decrease in legal and consulting fees, and a $0.1 million decrease in other costs that are variable to revenue.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of June 30, 2022 and 2021 were approximately 152,000 and 176,000, respectively. Recruitment of new independent associates and preferred customers decreased by 7.9% to 19,823 in the second quarter of 2022 as compared to 21,527 in the second quarter of 2021.

Year-to-date Second Quarter Results

For the six months ended June 30, 2022, net sales were $67.4 million, a decrease of $13.4 million, or 16.7%, as compared to $80.8 million for the same period in 2021. Our net sales declined 11.3% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $4.3 million mostly due to the decline of the Korean Won and Japanese Yen. Income from operations decreased to $0.9 million for the six months ended June 30, 2022, from $4.8 million in the same period in 2021.

Net income was $0.8 million, or $0.40 per diluted share, for the six months ended June 30, 2022, as compared to net income of $4.3 million, or $2.03 per diluted share, for the same period in 2021.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, the current conflict between Russia and Ukraine, which could adversely affect our business in certain regions, the impact of inflation, disruptions in the supply chain, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	June 30, 2022 (unaudited)	December 31, 2021
Cash and cash equivalents	$20,572	$24,185
Restricted cash	944	944
Accounts receivable, net of allowance of $994 and $987 in 2022 and 2021, respectively	211	90
Income tax receivable	389	342
Inventories, net	13,884	12,020
Prepaid expenses and other current assets	2,745	2,888
Deferred commissions	3,214	2,369
Total current assets	41,959	42,838
Property and equipment, net	2,309	2,882
Construction in progress	1,833	1,357
Long-term restricted cash	470	503
Other assets	9,317	9,220
Deferred tax assets, net	2,793	2,825
Total assets	$58,681	$59,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$56	$68
Accounts payable	5,137	3,969
Accrued expenses	9,891	9,224
Commissions and incentives payable	9,019	9,611
Taxes payable	1,535	2,154
Current notes payable	428	205
Deferred revenue	5,992	4,867
Total current liabilities	32,058	30,098
Finance leases, excluding current portion	57	66
Deferred tax liabilities	—	—
Long-term notes payable	—	—
Other long-term liabilities	5,288	5,049
Total liabilities	37,403	35,213

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,921,262 shares outstanding as of June 30, 2022 and 2,742,857 shares issued and 1,940,687 shares outstanding as of December 31, 2021	—	—
Additional paid-in capital	33,407	33,277
Retained earnings	7,756	7,708
Accumulated other comprehensive income	(492)	2,342
Treasury stock, at average cost, 821,595 shares as of June 30, 2022 and 802,170 shares as of December 31, 2021	(19,393)	(18,915)
Total shareholders’ equity	21,278	24,412
Total liabilities and shareholders’ equity	$58,681	$59,625

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$34,976	$42,504	$67,360	$80,823
Cost of sales	7,920	10,126	15,011	17,348
Gross profit	27,056	32,378	52,349	63,475
Operating expenses:
Commissions and incentives	14,137	16,898	27,245	32,496
Selling and administrative expenses	6,914	7,571	13,823	14,682
Depreciation and amortization expense	301	442	633	952
Other operating costs	4,851	5,449	9,760	10,538
Total operating expenses	26,203	30,360	51,461	58,668
Income from operations	853	2,018	888	4,807
Interest income, net	23	7	38	29
Other income (expense), net	(84)	152	1	(130)
Income before income taxes	792	2,177	927	4,706
Income tax (provision)	(98)	(48)	(99)	(383)
Net income	$694	$2,129	$828	$4,323
Earnings per common share:
Basic	$0.36	$1.03	$0.43	$2.09
Diluted	$0.34	$0.99	$0.40	$2.03
Weighted-average common shares outstanding:
Basic	1,942	2,060	1,944	2,065
Diluted	2,031	2,139	2,052	2,128

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles second quarter 2022 and year-to-date constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended (in millions, except percentages)	June 30, 2022		June 30, 2021	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$35.0	$37.7	$42.5	$(4.8)	(11.3)%
Product	33.0	35.5	40.4	(4.9)	(12.1)%
Pack sales and associate fees	1.8	2.0	1.9	0.1	5.3%
Other	0.2	0.2	0.2	—	—%
Gross profit	27.1	29.3	32.4	(3.1)	(9.6)%
Income from operations	0.9	1.6	2.0	(0.4)	(20.0)%

Six-month period ended (in millions, except percentages)	June 30, 2022		June 30, 2021	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$67.4	$71.7	$80.8	$(9.1)	(11.3)%
Product	63.8	67.9	76.3	(8.4)	(11.0)%
Pack sales and associate fees	3.1	3.4	4.1	(0.7)	(17.1)%
Other	0.5	0.5	0.4	0.1	25.0%
Gross profit	52.3	56.0	63.5	(7.5)	(11.8)%
Income from operations	0.9	2.0	4.8	(2.8)	(58.3)%